Exhibit 99.1

Oceaneering Reports First Quarter 2017 Results

HOUSTON, April 26, 2017 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $7.5 million, or $(0.08) per share, on revenue of $446 million for the three months ended March 31, 2017. Excluding the impacts of $2.1 million discrete tax expense and $2.2 million of pretax foreign currency exchange losses, adjusted net loss was $4.0 million, or $(0.04) per share.

For the fourth quarter of 2016, Oceaneering reported a net loss of $11.0 million, or $(0.11) per share, on revenue of $488 million. Adjusted net income was $2.6 million, or $0.03 per share, excluding $12.9 million of pre-tax charges related primarily to restructuring measures, and an increase in the annual effective income tax rate recognized during the quarter.

Adjusted operating income, operating margin, net income (loss), earnings (loss) per share, and EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) are non-GAAP measures which exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables titled Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, Adjusted Operating Income and Margins by Segment, and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	Mar 31,		Dec 31,

	2017	2016	2016

Revenue	$446,176	$608,344	$488,445
Gross Margin	44,855	97,480	51,071
Income (Loss) from Operations	(150)	48,099	(3,859)
Net Income (Loss)	$(7,534)	$25,103	$(11,028)

Diluted Earnings (Loss) Per Share (EPS)	$(0.08)	$0.26	$(0.11)

Operating results for the first quarter of 2017 were $10.9 million lower than the immediately preceding quarter on an adjusted basis, due to higher Unallocated Expenses, seasonality, and lower activity levels in Subsea Projects. The primary cause of our net discrete tax expense was the result of a new accounting standard associated with share-based compensation.

M. Kevin McEvoy, Chief Executive Officer of Oceaneering, stated, "Our first quarter operating results were slightly better than our expectations. Again, we are pleased that each of our operating segments generated positive results and, overall, maintained positive EBITDA and free cash flow.

"Compared to the adjusted fourth quarter of 2016, first quarter Remotely Operated Vehicle ("ROV") operating income was down on 13% lower revenue, resulting from 10% fewer days on hire and a 4% reduction in revenue per day on hire; our fleet utilization was 46%. For the first quarter, ROV EBITDA margin of 37% was slightly better than the 35% for the immediately preceding quarter.

"During the quarter, we put two ROVs into service, both for vessel-based work; thereby ending the quarter with 282 work-class vehicles. We believe that, as of the end of March, we maintained 53% drill support market share of the 151 contracted floating rigs. Although we endeavor to maintain our drill support market share and place more ROVs on vessels, we need a sizable increase in our customers' offshore spending levels for there to be a discernible increase in ROV fleet utilization and profitability.

"Sequentially, Subsea Products revenue was flat on increased umbilical throughput offset by lower completion related activities and reduced production enhancement work. Operating income improved due to cost reduction measures taken in prior periods. Our Subsea Products backlog at March 31, 2017 was $407 million, compared to our December 31, 2016 backlog of $431 million. The backlog decline was primarily related to umbilicals. Our book-to-bill ratio for the first quarter was 0.84, which compared favorably to 0.74 for the trailing twelve months.

"Subsea Projects revenue and operating income were down substantially, resulting from reduced U.S. Gulf of Mexico demand and pricing for deepwater vessel and diving services. Asset Integrity operating income was lower due to seasonality. Advanced Technologies operating income improved due to increased commercial activities and work for the U.S. Navy. Unallocated Expenses increased, as expected, from higher estimated incentive plan compensation.

"Based on our first quarter results, we continue to expect to be marginally profitable at the operating income line on a consolidated basis. For the second quarter, we are anticipating quarterly operating income improvements from all of our business segments, except for Subsea Products which we are expecting to be relatively flat. And today, we announced that the Board maintained our current dividend rate and declared a $0.15 per share dividend to be paid during the second quarter."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: belief that it needs a sizable increase in its customers' offshore spending levels for there to be a discernible increase in its ROV fleet utilization and profitability; expectation to continue to be marginally profitable at the operating income line on a consolidated basis; and expectations regarding quarterly operating income from its segments in the second quarter of 2017, while providing a dividend to shareholders. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include backlog, costs, capital expenditures, future earnings, capital allocation strategies, dividend levels, sustainability of dividend levels, liquidity, competitive position, financial flexibility, debt levels, forecasts or expectations regarding business outlook; growth for Oceaneering as a whole and for each of its segments (and for specific products or geographic areas within each segment); factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; the loss of major contracts or alliances; future global economic conditions; and future results of operations. For a more complete discussion of these risk factors, please see Oceaneering’s latest annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2017	Dec 31, 2016
		(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $462,516 and $450,193)		$1,246,730	$1,262,595
Net Property and Equipment		1,123,431	1,153,258
Other Assets		720,835	714,462
TOTAL ASSETS		$3,090,996	$3,130,315

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities		$477,528	$508,364
Long-term Debt		793,908	793,058
Other Long-term Liabilities		330,427	312,250
Shareholders' Equity		1,489,133	1,516,643
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$3,090,996	$3,130,315

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(in thousands, except per share amounts)

Revenue	$446,176	$608,344	$488,445
Cost of services and products	401,321	510,864	437,374
Gross Margin	44,855	97,480	51,071
Selling, general and administrative expense	45,005	49,381	54,930
Income (loss) from Operations	(150)	48,099	(3,859)
Interest income	1,337	295	1,479
Interest expense	(6,268)	(6,392)	(6,394)
Equity earnings (losses) of unconsolidated affiliates	(980)	526	(299)
Other income (expense), net	(2,556)	(5,988)	579
Income (loss) before Income Taxes	(8,617)	36,540	(8,494)
Provision for income taxes (benefit)	(1,083)	11,437	2,534
Net Income (loss)	$(7,534)	$25,103	$(11,028)

Weighted average diluted shares outstanding	98,138	98,286	98,064
Diluted Earnings (Loss) per Share	$(0.08)	$0.26	$(0.11)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with Oceaneering's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended
		Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
		($ in thousands)

Remotely Operated Vehicles	Revenue	$94,022	$147,621	$108,352
	Gross Margin	$13,022	$35,322	$13,079
Operating Income		$5,925	$26,987	$4,031
Operating Income %		6%	18%	4%
	Days available	25,219	28,819	25,684
	Days utilized	11,488	16,005	12,745
	Utilization %	46%	56%	50%

Subsea Products	Revenue	$150,639	$194,812	$149,052
	Gross Margin	$24,991	$56,136	$20,988
Operating Income		$11,483	$40,640	$4,068
Operating Income %		8%	21%	3%
Backlog at end of period		$407,000	$576,000	$431,000

Subsea Projects	Revenue	$62,956	$129,422	$94,096
	Gross Margin	$4,024	$11,509	$6,245
Operating Income		$187	$6,789	$2,421
Operating Income %		—%	5%	3%

Asset Integrity	Revenue	$52,658	$69,600	$59,938
	Gross Margin	$8,381	$7,343	$12,428
Operating Income		$2,267	$434	$3,197
Operating Income %		4%	1%	5%

Advanced Technologies	Revenue	$85,901	$66,889	$77,007
	Gross Margin	$10,072	$5,827	$7,692
Operating Income		$5,026	$593	$1,331
Operating Income %		6%	1%	2%

Unallocated Expenses
Gross Margin		$(15,635)	$(18,657)	$(9,361)
Operating Income		$(25,038)	$(27,344)	$(18,907)

TOTAL	Revenue	$446,176	$608,344	$488,445
	Gross Margin	$44,855	$97,480	$51,071
Operating Income (Loss)		$(150)	$48,099	$(3,859)
Operating Income (Loss) %		—%	8%	(1)%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
	(in thousands)

Capital expenditures, including acquisitions	$17,807	$21,206	$56,624

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$29,229	$33,684	$29,552
Subsea Products	12,999	12,807	13,795
Subsea Projects	8,080	8,519	8,595
Asset Integrity	1,460	2,913	2,600
Total Oilfield	51,768	57,923	54,542
Advanced Technologies	797	734	791
Unallocated Expenses	1,098	1,124	954
Total depreciation and amortization	$53,663	$59,781	$56,287

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margins and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA and EBITDA margins (and the adjusted amounts thereof) and Free Cash Flow may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2017		Mar 31, 2016		Dec 31, 2016
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(7,534)	$(0.08)	$25,103	$0.26	$(11,028)	$(0.11)
Pre tax adjustments for the effects of:
Restructuring expenses	—		—		11,809
Allowance for bad debts	—		—		2,827
Foreign currency (gains) losses	2,153		5,884		(1,689)
Total pre tax adjustments	2,153		5,884		12,947

Tax effect on pre tax adjustments at the 35% statutory rate	(754)		(2,059)		(4,531)

Discrete tax items	2,106		—		—
Difference in tax provision on income before taxes in accordance with GAAP (exclusive of discrete items)	—		—		5,193

Total of adjustments	3,505		3,825		13,609
Adjusted amounts	$(4,029)	$(0.04)	$28,928	$0.29	$2,581	$0.03

Notes:

The primary discrete tax item in the three months ended March, 31, 2017 relates to accounting for the book and tax amounts of share-based compensation expense. Effective January 1, 2017, the tax effects on this book and tax difference are recognized in our income statement as a discrete tax item. In the other periods presented above, these tax effects were reflected on our balance sheet as adjustments to additional paid-in capital. The additional income tax expense in the period ended March 31, 2017 related to this item was $2.9 million.

For consistency in presentation, for the period ended December 31, 2016, the difference in tax provision on income before taxes, before discrete items, in accordance with GAAP is computed using our historical effective rate, before discrete items, of 31.3% before the period ended December 31, 2016.

Weighted average number of diluted shares in each period presented is the same for each adjusting item as used in accordance with GAAP for that period, except for the three-month period ended December 31, 2016, where we used 98,542,000, instead of the GAAP shares of 98,064,000, as our share equivalents became dilutive based on the amount of adjusted net income.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

		For the Three Months Ended
		Mar 31, 2017	Mar 31, 2016	Dec 31, 2016
		($ in thousands)

Net Income (Loss)		$(7,534)	$25,103	$(11,028)
Depreciation and Amortization		53,663	59,781	56,287
	Subtotal	46,129	84,884	45,259
Interest Expense, net of Interest Income		4,931	6,097	4,915
Amortization included in Interest Expense		(283)	(287)	(285)
Provision for Income Taxes (Benefit)		(1,083)	11,437	2,534
	EBITDA	$49,694	$102,131	$52,423

Revenue		$446,176	$608,344	$488,445

EBITDA margin %		11%	17%	11%

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2017	Mar 31, 2016
	(in thousands)
Net Income (Loss)	$(7,534)	$25,103
Depreciation and amortization	53,663	59,781
Other increases (decreases) in cash from operating activities	12,876	(32,246)
Cash flow provided by operating activities	59,005	52,638
Purchases of property and equipment	(17,807)	(21,206)
Free Cash Flow	$41,198	$31,432

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjusted amounts	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income (loss) % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
Operating income % using adjusted amounts	6%	8%	—%	4%	6%		—%

	For the Three Months Ended March 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$26,987	$40,640	$6,789	$434	$593	$(27,344)	$48,099
Adjusted amounts	$26,987	$40,640	$6,789	$434	$593	$(27,344)	$48,099

Revenue	$147,621	$194,812	$129,422	$69,600	$66,889		$608,344
Operating income % as reported in accordance with GAAP	18%	21%	5%	1%	1%		8%
Operating income % using adjusted amounts	18%	21%	5%	1%	1%		8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Total of adjustments	4,641	3,827	2,248	3,069	532	319	14,636
Adjusted amounts	$8,672	$7,895	$4,669	$6,266	$1,863	$(18,588)	$10,777

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
Operating income % using adjusted amounts	8%	5%	5%	10%	2%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,925	$11,483	$187	$2,267	$5,026	$(25,038)	$(150)
Adjustments for the effects of:
Depreciation and amortization	29,229	12,999	8,080	1,460	797	1,098	53,663
Other pre-tax	—	—	—	—	—	(3,819)	(3,819)
EBITDA	35,154	24,482	8,267	3,727	5,823	(27,759)	49,694
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,153	2,153
Adjusted EBITDA	$35,154	$24,482	$8,267	$3,727	$5,823	$(25,606)	$51,847

Revenue	$94,022	$150,639	$62,956	$52,658	$85,901		$446,176
Operating income (loss) % as reported in accordance with GAAP	6%	8%	—%	4%	6%		—%
EBITDA Margin	37%	16%	13%	7%	7%		11%
Adjusted EBITDA Margin	37%	16%	13%	7%	7%		12%

	For the Three Months Ended March 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$26,987	$40,640	$6,789	$434	$593	$(27,344)	$48,099
Adjustments for the effects of:
Depreciation and amortization	33,684	12,807	8,519	2,913	734	1,124	59,781
Other pre-tax	—	—	—	—	—	(5,749)	(5,749)
EBITDA	60,671	53,447	15,308	3,347	1,327	(31,969)	102,131
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	5,884	5,884
Adjusted EBITDA	$60,671	$53,447	$15,308	$3,347	$1,327	$(26,085)	$108,015

Revenue	$147,621	$194,812	$129,422	$69,600	$66,889		$608,344
Operating income % as reported in accordance with GAAP	18%	21%	5%	1%	1%		8%
EBITDA Margin	41%	27%	12%	5%	2%		17%
Adjusted EBITDA Margin	41%	27%	12%	5%	2%		18%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Depreciation and amortization	29,552	13,795	8,595	2,600	791	954	56,287
Other pre-tax	—	—	—	—	—	(5)	(5)
EBITDA	33,583	17,863	11,016	5,797	2,122	(17,958)	52,423
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Foreign currency (gains) losses	—	—	—	—	—	(1,689)	(1,689)
Total of adjustments	4,641	3,827	2,248	3,069	532	(1,370)	12,947
Adjusted EBITDA	$38,224	$21,690	$13,264	$8,866	$2,654	$(19,328)	$65,370

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
EBITDA Margin	31%	12%	12%	10%	3%		11%
Adjusted EBITDA Margin	35%	15%	14%	15%	3%		13%